Exhibit 10.31
TERMINATION AGREEMENT
     THIS TERMINATION AGREEMENT (this “Agreement”) is dated as March 22, 2007 and executed by Terayon Communication Systems, Inc. (together with its successors and assigns, “Lessee”) and General Electric Capital Corporation (“Lessor”).
     WHEREAS, Lessee has entered into an Aircraft Lease Agreement, dated as of February 8, 2002 (the “Lease”, capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Lease) with Lessor; and
     WHEREAS, Lessee has not satisfied certain obligations under the Lease in connection with the return of the Aircraft;
     WHEREAS, Lessor estimates the cost to make certain repairs, tests, inspections and corrections to the Aircraft in fulfillment of Section 11 of the Lease (the “Return Repairs”) is $550,000.00 (the “Repair Cost”);
     WHEREAS, Lessee has requested that Lessor refund the Collateral (as defined in the Security Deposit Pledge Agreement, dated December 31, 2003 (the “Pledge”), between Lessee and Lessor;
     WHEREAS, pursuant to the Pledge, Lessor is under no obligation to refund the Collateral unless and until Lessee has fulfilled all of its obligations under the Lease in connection with the termination thereof;
     NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Lessee and Lessor hereby agree as follows:
     Each of Lessor and Lessee hereby agree that the Lease shall be terminated on the date hereof and neither Lessee nor Lessor shall have any further obligations under the Lease (other than under such provisions of the Lease which by their terms survive such termination, including, without limitation, specifically Lessee’s obligations under Section 11). Upon receipt of a duly executed and delivered original countersignature of this Agreement and an FAA Lease Termination Agreement from Lessee, Lessor shall promptly refund to Lessee at an account designated in writing by Lessee the sum of the Collateral minus 120% of the Repair Cost (the “Remaining Collateral”). The Remaining Collateral shall be held in accordance with the Pledge and any excess thereof after all such Return Repairs have been duly made shall be subject to refund to Lessee in accordance with the terms of the Pledge. This Agreement shall be governed and construed in accordance with the laws of the State of New York. Except as specifically set forth herein, none of the terms of the Lease or the Pledge shall be amended or waived hereby and each of Lessor and Lessee ratify and confirm their obligations under the Lease and the Pledge.
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     IN WITNESS WHEREOF, Lessor and Lessee have caused this Agreement to be executed by its duly authorized officer as of the day and year first written above.

LESSOR: GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Edward R. Ciccone
	Name:	Edward R. Ciccone
	Title:	Sr. Risk Manager

LESSEE: TERAYON COMMUNICATION SYSTEMS, INC.
By:	/s/ Mark Richman
	Name:	Mark Richman
	Title:	CFO

[EXECUTION PAGE OF PAYOFF AND LIEN RELEASE AGREEMENT]